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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1998, except as to Note 14, which is dated as of December 23, 1998, which appears on page 66 of the 1998 Annual Report to Stockholders of Applied Materials, Inc., which is incorporated by reference in Applied Materials, Inc.'s Annual Report on Form 10-K for the year ended October 25, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of such Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
January 20, 1999



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